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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32520) pertaining to the Viragen International, Inc. 1997 Stock Option Plan and Stock Option Agreement with a Key Executive of Viragen International, Inc. of our report dated September 6, 2002, with respect to the consolidated financial statements of Viragen International, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.



                                       /s/ Ernst & Young LLP


Miami, Florida
September 24, 2002


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